                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                  OAKLEY, INC.
                                  ------------
                (Name of Registrant as Specified in its Charter)
                                  ------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                  OAKLEY, INC.
                                    ONE ICON
                        FOOTHILL RANCH, CALIFORNIA 92610

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 2000

                                   -----------

        You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Meeting") of OAKLEY, INC. (the "Company" or "Oakley") to be held on Friday, June 9, 2000, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, for the following purposes:

1. To elect five directors to serve as such until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000; and

3. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

        Only shareholders of record at the close of business on March 31, 2000, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

        WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Donna Gordon
                                            Donna Gordon
                                            Secretary

Foothill Ranch, California

Dated: April 19, 2000

                                  OAKLEY, INC.
                                    ONE ICON
                        FOOTHILL RANCH, CALIFORNIA 92610

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 2000

        This Proxy Statement is furnished to shareholders of Oakley, Inc. (the "Company" or "Oakley"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Shareholders of the Company to be held on Friday, June 9, 2000, at 10:00 a.m. at the Company's headquarters in Foothill Ranch, California, and at any and all adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are being first mailed to shareholders on April 20, 2000.

        This solicitation is made by mail on behalf of the Board of Directors of the Company (the "Board of Directors"). Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

        Holders of record of the Common Stock, $.01 par value per share, of the Company (the "Common Stock") as of the close of business on the record date, March 31, 2000, are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on March 31, 2000, there were 69,533,457 shares of Common Stock issued and outstanding.

        Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the election of all nominees for director and FOR the ratification of the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2000. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        The Board of Directors knows of no matters to come before the Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

        The principal executive offices of the Company are located at One Icon, Foothill Ranch, California 92610.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

        Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If, for any reason, the directors are not elected at the Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company's Amended and Restated Bylaws, as amended (the "Bylaws"). The Bylaws currently authorize a Board of Directors consisting of not less than one nor more than nine persons, and Oakley's Board of Directors currently consists of five directors.

        The nominees for election to the five positions on the Board of Directors to be voted upon at the Meeting are Jim Jannard, Link Newcomb, Irene Miller, Orin Smith and Michael Jordan. Irene Miller, Orin Smith and Michael Jordan (the "Independent Directors") are not employed by, or affiliated with, the Company. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Jim Jannard, Link Newcomb, Irene Miller, Orin Smith and Michael Jordan to hold office as directors for a term of one year and until their successors are elected and qualified at the next Annual Meeting of Shareholders. All nominees have consented to being named in this Proxy Statement and have advised the Board of Directors that they are able and willing to serve as directors, if elected.

        Mike Parnell notified the Company in April 2000 that he did not wish to stand for reelection. Mr. Parnell has decided to dedicate more of his time to the foundation which he started, the Neophrogenic Diabetes Insipidus Foundation. The Board has elected not to fill his position at this time and to reduce the number of Board members to five.

        If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than five nominees.

VOTE

        Each director will be elected by a favorable vote of a majority of the votes cast at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the outcome. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the five nominees named above as directors.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information (as of March 31, 2000) concerning the directors and executive officers of the Company:


       NAME           AGE                           POSITION
       ----           ---                           --------
Jim Jannard            50     Chairman of the Board and Chief Executive Officer
Link Newcomb           38     Chief Operating Officer and Director
Colin Baden            38     President
Tom George             44     Chief Financial Officer
Donna Gordon           40     Vice President of Finance and Secretary
Kent Lane              46     Vice President of Manufacturing
Carlos Reyes           33     Vice President of Development
Jon Krause             36     Vice President of Operations
Scott Bowers           38     Vice President of Sports Marketing
Tommy Rios             30     Vice President of Oakley Worldwide
Mike Parnell           47     Director
Irene Miller           47     Director
Orin Smith             57     Director
Michael Jordan         37     Director


Executive Officers

        Mr. Jim Jannard, the founder of the Company, has been Chairman of the Board and an Oakley director since its inception in 1975. From Oakley's inception in 1975 to February 1999, Mr. Jannard also served as President of Oakley. Effective October 1999, Mr. Jannard was named Chief Executive Officer.

        Mr. Link Newcomb joined Oakley in June 1994 as its Vice President of International Sales. Mr. Newcomb served as Executive Vice President from April 1995 until January 1997, as Chief Financial Officer from July 1995 until January 1997, as Chief Operating Officer from January 1997 to September 1997, and as Chief Executive Officer from September 1997 to April 1999. Effective May 1, 1999, Mr. Newcomb was named Chief Operating Officer. Mr. Newcomb was appointed to the Board of Directors in January 1997. Prior to joining Oakley, Mr. Newcomb was an attorney for five years at Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mr. Newcomb has also been a certified public accountant since 1984.

        Mr. Colin Baden joined Oakley in February 1996 as Director of Design and served as Vice President of Design from February 1997 to February 1999. In February 1999, Mr. Baden was named President. Prior to joining Oakley, Mr. Baden was a partner at Lewis Architects of Seattle, Washington for six years and began advising Oakley on company image issues in 1993.

        Mr. Tom George joined Oakley in October 1997 as Chief Financial Officer. Prior to joining Oakley, Mr. George last served as Senior Vice President of Finance and Chief Financial Officer at REMEC, a designer and manufacturer of microwave wireless electronics, a position he had held since 1990. Mr. George has more than 20 years experience in finance and is also a certified public accountant.

        Ms. Donna Gordon joined Oakley in February 1986. Ms. Gordon has held a number of positions with Oakley, assuming her current position as Vice President of Finance in October 1995. Ms. Gordon has also been Corporate Secretary since 1993 and Controller since 1990.

        Mr. Kent Lane joined Oakley in October 1994 and served as Director of Manufacturing from January 1995 until October 1995. In October 1995, Mr. Lane was named Vice President of Manufacturing. Mr. Lane has 21 years experience in the manufacturing industry at various companies, including Kaiser Steel for six years and Water Factory Systems, a manufacturer of water purification equipment, for eight years.

        Mr. Carlos Reyes joined Oakley in July 1989 and has held various positions with Oakley, beginning as a lens coating assistant in the manufacturing department. Mr. Reyes was promoted to Lens Coating Manager in 1991 and to a leadership position in Oakley's design department in 1993. In December 1995, Mr. Reyes was named Vice President of Development.

        Mr. Jon Krause joined Oakley in November 1996 as Director of Information Technology and was named Vice President of Operations in January 1998. Prior to joining Oakley, Mr. Krause was a senior manager with Andersen Consulting where he spent ten years specializing in information technology and manufacturing operations.

        Mr. Scott Bowers joined Oakley in May 1988 as a regional sales manager and held the position of Director of Sports Marketing from January 1995 to December 1999. In January 2000, Mr. Bowers was named Vice President of Sports Marketing. Prior to joining Oakley, Mr. Bowers had 11 years of experience in the snow/ski industry holding positions both in retail management and as a independent sales representative.

        Mr. Tommy Rios joined Oakley in 1996 and held the position of General Director of Oakley Mexico from January 1996 to March 1998, Director of International Sales from March 1998 to July 1999 and Director of Oakley Worldwide from July 1999 to January 2000. In January 2000, Mr. Rios was named Vice President of Oakley Worldwide. Prior to joining Oakley, Mr. Rios had 5 years of experience as the General Director of Fox Racing, an independent distributor of Oakley products in Mexico.

Board of Directors

        Mr. Mike Parnell has been an Oakley director since 1986. From 1986 to September 1997, Mr. Parnell served as Chief Executive Officer of Oakley, and from September 1997 to February 2000 he served as Vice Chairman. Prior to joining Oakley, from 1974 to 1985, Mr. Parnell was employed in various positions with OP Sunwear, including Vice President of Marketing from 1981 to 1985. Mr. Parnell currently is dedicating his time to the foundation which he started, the Nephrogenic Diabetes Insipidus Foundation, and has decided not to stand for reelection in order to have more time to devote to this worthy cause.

        Ms. Miller has been an Oakley director since shortly after the Company's initial public offering in August 1995. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world's largest bookseller. She joined Barnes & Noble in 1991, became Executive Vice President and Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990 Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated. Ms. Miller is also a director of Barnes & Noble, Inc. and an advisory director of Intralinks, Inc.

        Mr. Orin Smith has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Smith is the President and Chief Operating Officer of Starbucks Corporation. Mr. Smith joined Starbucks in 1990 as Chief Financial Officer and Vice President, became Executive Vice President and Chief Financial Officer in 1993 and was named President and Chief Operating Officer in 1994. Prior to joining Starbucks, Mr. Smith was Executive Vice President and Chief Financial and Administrative Officer of Danzas USA, a subsidiary of Europe's largest transportation company. Mr. Smith is also a director of Starbucks Corporation and Starbucks Coffee International.

        Mr. Michael Jordan has been an Oakley director since shortly after the Company's initial public offering in August 1995. Mr. Jordan is the President of basketball operations for the Washington Wizards NBA team and partner and investor in Lincoln Holdings, LLC, which is a minority owner of the Washington Wizards. Mr. Jordan is also a director and business advisory board member for the e-commerce site MVP.com and a director for divine Interventures, which invests in Internet-related companies. Mr. Jordan has achieved one of the most extraordinary records in professional sports during his career with the Chicago Bulls. Among other achievements, Mr. Jordan was voted Most Valuable Player of the National Basketball Association in 1988, 1991, 1992, 1996 and 1998. Mr. Jordan also captured the NBA's scoring title in seven consecutive seasons, from 1987 through 1993 and again from 1996 through 1998. Prior to joining the Chicago Bulls, Mr. Jordan was an All American player at the University of North Carolina, from which he graduated in 1986.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

        The Board of Directors held six meetings, including regularly scheduled and special meetings, and acted once by unanimous written consent during 1999. The Board of Directors has established standing audit and compensation and stock option committees as set forth below. During 1999, each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

Audit Committee. The Audit Committee currently consists of two Independent
Directors: Ms. Miller and Mr. Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times in 1999.

Compensation Committee. In 1999, the Compensation Committee consisted solely of Ms. Miller and Mr. Smith. Prior to being combined with the Stock Option Committee, the Compensation Committee met one time in 1999. In April 1999, the Compensation Committee was combined with the Stock Option Committee to form a single Compensation and Stock Option Committee. See "Compensation and Stock Option Committee."

Stock Option Committee. In 1999, the Stock Option Committee consisted of Mr. Parnell and Ms. Miller. The Stock Option Committee administered the Company's 1995 Stock Incentive Plan and reported to the Board of Directors regarding such administration, except that the entire Board of Directors administered the 1995 Stock Incentive Plan with respect to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Prior to being combined with the Compensation Committee, the Stock Option Committee met one time in 1999. In April 1999, the Stock Option Committee was combined with the Compensation Committee to form a single Compensation and Stock Option Committee. See "Compensation and Stock Option Committee."

Nominating Committee. In 1999, the Nominating Committee consisted of Messrs. Parnell and Jordan. In April 1999, the Board of Directors voted to terminate the Nominating Committee and transfer its responsibilities to the Board of Directors. Prior to its termination, the Nominating Committee was responsible for selecting a slate of potential directors to be nominated by the Board of Directors at each Annual Meeting of Shareholders. Under the Company's bylaws, nomination for election of directors at the Company's Annual Meeting of Shareholders to be held in 2001, other than those made by the Board of Directors, must be made in writing and must be received by the Company no later than December 20, 2000. The Nominating Committee did not meet in 1999.

Compensation and Stock Option Committee. In April 1999, the Board of Directors voted to combine the Compensation Committee and the Stock Option Committee to form a single Compensation and Stock Option Committee. The Compensation and Stock Option Committee, presently comprised of Ms. Miller and Mr. Smith, reports to the Board of Directors and determines compensation for the Company's executive officers and administers the Company's 1995 Stock Incentive Plan. The Compensation and Stock Option Committee met one time in 1999.

COMPENSATION OF DIRECTORS

        Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Prior to April 1999, directors who were not employees of the Company received a retainer fee of $25,000 per year for their services. In addition, under the Oakley, Inc. 1995 Stock Incentive Plan, each non-employee director was permitted to irrevocably elect annually to waive the receipt of all or any part of his or her annual retainer and/or meeting fees (if any) for the year commencing immediately following each annual shareholders meeting and in lieu thereof receive a fixed number of non-qualified stock options for such year, with the number of such options fixed by the Board of Directors, based on the amount of fees so waived and an independent appraisal of the intrinsic value of such options (the "Non-Employee Director Fee Election"). Such options were exercisable in full on March 1 of the year following the date of grant. The option price per share of Common Stock purchasable under such options was 100% of the fair market value of the Common Stock on the date of grant. In April 1999, the Board of Directors revised the compensation structure for non-employee directors of the Company to provide that such directors will receive (i) a retainer fee of $25,000 per year for their services, (ii) $1,000 for each committee meeting attended, (iii) $5,000 per year for each committee a non-employee director chairs, (iv) $2,000 per day for each special non-Board of Directors meeting that a non-employee director is requested to attend, in person or by telephone, by the Board of Directors, as determined by the Board of Directors and (v) an annual grant of non-qualified options to purchase 10,000 shares, with an exercise price equal to fair market value on the date of grant, and vesting in full on the anniversary of the date of grant. In addition, the Board of Directors amended the 1995 Stock Incentive Plan to make the Non-Employee Director Fee Election inapplicable unless the Board elects otherwise. All directors are reimbursed for expenses incurred in connection with attendance at Board meetings, committee meetings or special non-Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the members of the Compensation Committee and the Compensation and Stock Option Committee during 1999 were Ms. Miller and Mr. Smith. The members of the Stock Option Committee during 1999 were Ms. Miller, Mr. Smith and Mr. Parnell. Neither Ms. Miller or Mr. Smith has ever been an officer or employee of the Company or any of its subsidiaries and Mr. Parnell served as Vice Chairman of the Company until his resignation in February 2000. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity during 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 1999, 1998 and 1997, to (i) its Chief Executive Officer, (ii) the four other most highly compensated executive officers serving as of December 31, 1999, and (iii) a former executive officer for whom disclosure would have been provided under clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION                            AWARDS
                                    -------------------------------------------------        -------------
                                                                                             SECURITIES
ALL OTHER                                                                OTHER ANNUAL        UNDERLYING
NAME AND                                SALARY           BONUS           COMPENSATION        OPTIONS/SARS        COMPENSATION
PRINCIPAL POSITION          YEAR         ($)              ($)                 ($)                 (#)               ($)(1)
------------------------    ----    -------------    -------------       -------------       -------------       -------------
Jim Jannard(2)              1999               --               --                  --                  --                  --
 Chief Executive Officer    1998               --               --                  --                  --                  --
                            1997               --               --                  --                  --                  --

Link Newcomb                1999          350,000           50,000                  --             110,000               4,638
 Chief Operating Officer    1998          350,000          200,000                  --                  --               3,030
                            1997          306,251               --                  --             513,000               2,000

Thomas George(3)            1999          195,000           32,000              18,000(4)           20,000               2,000
 Chief Financial Officer    1998          195,000           80,000              18,000(4)               --                  --
                            1997           41,250           10,000              63,000(5)           93,000                  --

Colin Baden                 1999          173,268           30,000                  --              25,000               2,610
 President                  1998          124,231           75,000                  --                  --               2,419
                            1997          100,000               --                  --                  --               2,000

Jon Krause                  1999          158,512           28,000                  --              25,000               3,262
 Vice President of          1998          149,262           75,000                  --                  --               2,797
 Operations                 1997          120,784           50,000                  --              65,938               1,823

William Schmidt(6)          1999          152,115          250,000             613,924(7)          500,000(8)               --
 Former Chief Executive     1998               --               --                  --                  --                  --
 Officer                    1997               --               --                  --                  --                  --

---------------

(1) Represents the Company's matching 401(k) plan contribution and above-market interest on deferred compensation accrued during the fiscal year but deferred at the election of the Named Executive Officer.

(2) Mr. Jannard has chosen not to receive any base salary and was not entitled to payment of any annual bonus for fiscal years 1997, 1998 and 1999. See "Compensation Committee Report -- Compensation of the Chairman and Chief Executive Officer."

(3)     Mr. George was hired as Chief Financial Officer on October 6, 1997.

(4) Represents payment to Mr. George for a monthly housing allowance related to his relocation.

(5) Represents payments to Mr. George in connection with his original hire and relocation.

(6) Mr. Schmidt served as Chief Executive Officer from May 1, 1999 until his resignation on October 6, 1999.

(7) Represents payments to Mr. Schmidt in connection with his hire and relocation and a severance payment in connection with his resignation.

(8) Represents options granted to Mr. Schmidt when he became Chief Executive Officer on May 1, 1999. All of these stock options expired unexercised 90 days after the date of his resignation.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                       INDIVIDUAL GRANTS
                       -----------------------------------------------
                        NUMBER OF                                                            POTENTIAL REALIZABLE VALUE AT
                        SECURITIES      % OF TOTAL                                            AT ASSUMED ANNUAL RATES OF
                        UNDERLYING      OPTIONS/SARS                                         STOCK PRICE APPRECIATION FOR
                       OPTIONS/SARS      GRANTED TO         EXERCISE                                 OPTION TERM
                         GRANTED        EMPLOYEES IN      OR BASE PRICE     EXPIRATION      ------------------------------
                          (#)(1)         FISCAL YEAR          ($/SH)            DATE           5%($)(2)         10%($)(2)
                       -------------    -------------     -------------    -------------    -------------    -------------
Jim Jannard                       --               --                --               --               --               --

Link Newcomb                 110,000             11.1%           7.6250       4/22/09             527,486        1,336,753

Colin Baden                   25,000              2.5%           7.6250       4/22/09             119,883          303,808

Tom George                    20,000              2.0%           7.6250       4/22/09              95,906          243,046

Jon Krause                    25,000              2.5%           7.6250       4/22/09             119,883          303,808

William Schmidt(3)           500,000             50.4%           7.6250       3/12/09                   0                0


-----------

 (1) The options identified in this table were granted under the Company's 1995 Stock Incentive Plan and are exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. In the event of the termination of a Named Executive Officer's employment within 12 months following a change in control (as defined in the stock option agreements evidencing such grants), the options will become immediately vested and exercisable in full upon such termination of employment. To the extent permitted under applicable law, the options granted are "incentive stock options" for purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and otherwise are nonqualified stock options.

(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do no constitute projections of future stock performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

(3) All of these options expired unexercised 90 days after Mr. Schmidt's resignation on October 6, 1999.

        The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of December 31, 1999. No options were exercised by the Named Executive Officers in fiscal year 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES





                                                           NUMBER OF SECURITIES         VALUE OF
                                                                UNDERLYING            UNEXERCISED
                                                               UNEXERCISED            IN-THE-MONEY
                                                             OPTIONS/SARS AT          OPTIONS/SARS
                                                                 FY-END(#)           AT FY-END($)(1)
                             SHARES           VALUE       ---------------------    -----------------
                           ACQUIRED ON       REALIZED          EXERCISABLE/           EXERCISABLE/
NAME                       EXERCISE(#)         ($)            UNEXCERCISABLE         UNEXCERCISABLE
-----------------------   -------------     ----------    ---------------------    -----------------
Jim Jannard............         0               0                  0/0                    0/0
Link Newcomb...........         0               0            443,539/370,875              0/0
Thomas George..........         0               0             46,500/66,500               0/0
Colin Baden............         0               0             36,496/53,498               0/0
Jon Krause.............         0               0             47,970/62,968               0/0
William Schmidt(2).....         0               0             9,151/500,000               0/0

-----------

(1) Based upon the reported closing price of $5.56 per share of Common Stock on the New York Stock Exchange on December 31, 1999.

(2) All of Mr. Schmidt's options expired unexercised 90 days after his resignation on October 6, 1999.

                              EMPLOYMENT AGREEMENTS

        Mr. Jannard does not have a written employment agreement with the Company. Since the expiration of his former employment agreement with the Company in 1997, his employment has continued on an at-will basis. On May 12, 1998, Mr. Jannard entered into an Amended and Restated Consultant Agreement with the Company providing that within 30 days following termination of his employment, the Company will have the option to retain him as a consultant at the rate of $100,000 per year for a period expiring on August 1, 2002 (or, if later, the date that is two years from the date the Company exercises such option). The Amended and Restated Consultant Agreement contains non-competition and non-solicitation provisions effective through the end of the consultant period. In addition, Mr. Jannard is entitled to Company-paid medical insurance for himself and his immediate family during his lifetime.

        On May 1, 1999, Mr. Newcomb entered into an Amended and Restated Employment Agreement with the Company which replaced his prior employment agreement, which agreement was subsequently amended as of December 31, 1999. The term of Mr. Newcomb's agreement runs through January 31, 2002 and will automatically be extended by one year on each January 31, unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $350,000 per year and an annual target bonus under the Company's Executive Officer Performance Bonus Plan of not less than $200,000. In April 1999, in lieu of any bonus target Mr. Newcomb may otherwise have been entitled to for the Company's fiscal year 1999, Mr. Newcomb was granted a stock option to purchase 110,000 shares of Common Stock with an exercise price of $7 5/8 which vest in four equal annual installments on each of the first four anniversaries of the date of the grant. If Mr. Newcomb's employment with the Company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. Newcomb for good reason, Mr. Newcomb will be entitled to his base salary for the remainder of the term of his agreement and a bonus equal to the amount of Mr. Newcomb's annual target bonus under the Company's Performance Bonus Plan as in effect at the time of such termination at the end of each remaining fiscal year ending during the remaining term of his agreement. In the event Mr. Newcomb's employment is terminated by the Company for any reason other than by reason of his death, disability, or for cause, Mr. Newcomb will also be entitled to one year's stock option acceleration. If Mr. Newcomb's employment with the Company is terminated by Mr. Newcomb or by the Company for any reason during the term of the agreement, Mr. Newcomb will be entitled to exercise his stock options to the extent vested on the date of his termination (including any stock options accelerated pursuant to the previous sentence) for a period of two years from the date of termination. If Mr. Newcomb's employment with the Company is terminated by reason of his disability, Mr. Newcomb will be entitled to a payment equal to one year's base salary, provided that if Mr. Newcomb's termination as a result of his disability occurs on or before January 31, 2002, he shall be entitled to a payment equal to $500,000. If Mr. Newcomb's employment with the Company is terminated on or before January 31, 2002 by reason of his death, Mr. Newcomb's estate will be entitled to a payment equal to $500,000 payable from any life insurance policy maintained by the Company on Mr. Newcomb's life. If Mr. Newcomb's employment with the Company is voluntarily terminated on or before January 31, 2002 by Mr. Newcomb other than due to a material breach by the Company of any provision of his employment agreement, Mr. Newcomb will be entitled to a payment equal to $500,000 payable in full on the date of termination. Upon termination of Mr. Newcomb's employment with the Company for any reason other than by reason of his death or disability, the Company may require that Mr. Newcomb provide consulting services for a period of two years. Mr. Newcomb would be compensated at the rate of $50,000 per year for such services. Mr. Newcomb's agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement, and, unless his employment is terminated by the Company without cause, by Mr. Newcomb for good reason or by reason of expiration of the agreement, for a period of two years thereafter.

        On January 1, 2000, Mr. George entered into a Second Amended and Restated Employment Agreement with the Company, which replaced his prior employment agreement. Mr. George's agreement expires December 31, 2001, and will automatically be extended by one year on each January 1st occurring during the term of the agreement unless either party provides written notice that it does not wish to extend the term. The agreement provides for a base salary of not less than $230,000 per year and an annual target bonus under the Executive Officer Performance Bonus Plan of not less than $80,000. The agreement also provides for a housing allowance of $1,500 per month. If Mr. George's employment with the Company is terminated by reason of his death, Mr. George's estate will be entitled to his prorated performance bonus under the Company's Performance Bonus Plan. If Mr. George's employment with the Company is terminated by reason of his disability, Mr. George would be entitled to a payment equal to one years base salary and his prorated performance bonus under the Company's Performance Bonus Plan. If Mr. George's employment with the Company is terminated by the Company for any reason other than by reason of his death, disability or for cause or by Mr. George for good reason, Mr. George will be entitled to a payment equal to (i) the greater of his base salary for eighteen months or the remainder of the term of his agreement (the "Severance Period"), and (ii) an amount equal to the product of
(A) Mr. George's annual target bonus under the Company's Performance Bonus Plan as in effect at the time of his termination and (B) a fraction, the numerator of which is the number of full months in the Severance Period, and the denominator of which is 12. Mr. George's agreement also contains non-competition and non-solicitation provisions effective through the term of the agreement and, in the event his employment is terminated by the Company for cause or by Mr. George without good reason, for a period of two years thereafter.

        On October 6, 1999, Mr. Schmidt entered into a Severance Agreement and General and Special Release with the Company, pursuant to which Mr. Schmidt voluntarily terminated his employment with the Company effective October 6, 1999. Under the terms of the agreement and in exchange for Mr. Schmidt's full release of claims against the Company, the Company agreed to pay Mr. Schmidt (i) his annual base salary of $350,000 through May 1, 2001, (ii) a bonus equal to approximately $65,000 and (iii) approximately $8,500 for automobile and other expenses.


                          COMPENSATION COMMITTEE REPORT

        The report of the Compensation Committee of the Board of Directors with respect to compensation in fiscal 1999 is as follows:

COMPENSATION PHILOSOPHY

        The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

        The principal components of executive officer compensation are generally as follows:

        - BASE SALARY. With respect to Messrs. Newcomb and George, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." Mr. Jannard has chosen not to receive any base salary from the Company. With respect to executive officers who do not have employment agreements with the Company, base salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

        - ANNUAL PERFORMANCE BONUS. Annual bonuses are payable to the Company's executive officers under the Company's Executive Officer Performance Bonus Plan based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year. The minimum target bonuses for Messrs. Newcomb and George are set forth in their respective employment agreements. With respect to officers who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company. The actual financial performance (measured by operating income) for fiscal year 1999 was below the target established by the Compensation and Stock Option Committee. However, the Compensation and Stock Option Committee has determined to pay bonuses pursuant to the Executive Officer Performance Bonus Plan in the amount of 40% of the target bonuses for each executive officer other than Mr. Jannard and Mr. Parnell.

        - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Incentive Plan. Awards under the 1995 Stock Incentive Plan are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. Due to certain requirements of Rule 16b-3 under the Exchange Act, grants of awards under the 1995 Stock Incentive Plan to the Named Executive Officers have been made through 1999 by the entire Board of Directors.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        Mr. Jannard has chosen not to receive any base salary from the Company. As explained in "Components of Compensation -- Annual Performance Bonus," Mr. Jannard was not entitled to any bonus under the Company's Executive Officer Performance Bonus Plan for fiscal 1999 because the Company's performance did not satisfy the pre-established performance target required for the payment of Mr. Jannard's bonus. Mr. Jannard also did not receive a grant of stock options in fiscal 1999 under the 1995 Stock Incentive Plan. Mr. Jannard is a major shareholder of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

                                                   IRENE MILLER

                                                   ORIN SMITH

                                                   MICHAEL JORDAN*

                                                   JIM JANNARD*

                                                   LINK NEWCOMB*


*With respect to that portion of the report entitled "Long-Term Incentive Compensation" only.

        The Compensation Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

                          STOCK PRICE PERFORMANCE GRAPH


        The following graph shows a comparison of cumulative total returns for Oakley, Inc., the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on August 10, 1995, the date of the Company's initial public offering, and ending on December 31, 1999. The comparison assumes $100 was invested on August 10, 1995 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

                         8/10/95   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                         -------   --------   --------   --------   --------   --------
Oakley, Inc.               100        125        81         67         70         41
Russell 2000 Index         100        106       124        151        147        176
S&P 500 Composite Index    100        111       136        182        234        283

        The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In June 1997, the Company entered into a lease agreement for the lease of an office facility owned by the M. and M. Parnell Revocable Trust, of which Mr. Parnell and his wife are the trustees. The lease has a term of four years with monthly lease payments of $2,092. During 1999, the Company made aggregate payments under such lease of $26,930.

        The Company leases certain aircraft from companies controlled by Mr. Jannard and a trust for the benefit of Mr. Parnell and his immediate family. Such leases have terms of five years with aggregate annual lease payments of $100,000, and are renewable at the option of the Company and the applicable lessor. The Company bears all costs and expenses of operating and maintaining the aircraft while under lease. During 1999, the Company made aggregate payments to the lessors under such leases of $100,000.

        In July 1995, the Company entered into a ten-year agreement with Mr. Jordan for the endorsement of Oakley eyewear. Pursuant to such agreement, Mr. Jordan is paid an annual retainer of $500,000 and received options to purchase 217,392 shares of Common Stock at an exercise price of $11.50 per share (the fair market value on the date of grant). The Company paid Mr. Jordan $500,000 during 1999 pursuant to this agreement.

        Since the beginning of 1998, Mr. Jannard has borrowed from the Company various amounts for use by Mr. Jannard in connection with various matters unrelated to the business of Oakley. All of such indebtedness was repaid by Mr. Jannard within one month of the date incurred. The largest amount of such indebtedness outstanding at any time since the beginning of 1999 was approximately $106,806. As of February 29, 2000, the total amount of such indebtedness outstanding was $88,581.

        In March 2000, the Company entered into a trademark license agreement with a Delaware limited liability company wholly-owned by Jim Jannard (the "LLC"). Pursuant to this agreement, the LLC has assigned to the Company its right to purchase a truck and trailer to travel the National Hot Rod Association ("NHRA") circuit and to sell certain products at NHRA sanctioned events and has agreed to place Oakley's logo in prominent places on the automobile and crew members' uniforms. The agreement shall continue for so long as the LLC's sponsorship of race car driver Scotty Cannon continues, unless sooner terminated by either party upon 30 days written notice to the other party. Under the agreement, the Company has agreed to pay to the LLC an annual fee of $100,000 for the placement of the logos as described above and to pay the LLC a royalty rate, ranging between 10% and 25%, on net revenues (after sales tax and returns) from sales by the Company of certain merchandise. Additionally, Oakley will pay the NHRA a royalty of 20% on net revenues of all merchandise sold. The Company will perform accounting services for the LLC as agreed upon by the Company and the LLC and will be compensated in cash for such services by the LLC at a fair market rate to be determined in good faith by the Company's Board of Directors.

        On February 14, 2000, Mr. Parnell entered into a two-year Consultant Agreement (the "Consultant Agreement") with the Company. The Consultant Agreement provides for compensation in an aggregate amount of $100,000 for the entire two-year term. The Consultant Agreement also entitles Mr. Parnell to unlimited use of the aircraft currently being leased by the Company for Mr. Parnell's use (such use to continue until the end of the year 2000 unless the aircraft is sold prior to year-end). Under the Consultant Agreement, any stock options granted by the Company to Mr. Parnell during his previous employment with the Company will continue to vest during the term of the Consultant Agreement, and Mr. Parnell will have the right to exercise any such vested stock options until three months following the termination of the Consultant Agreement. The Consultant Agreement contains a non-competition provision effective through the end of the consultant period. In addition, Mr. Parnell is entitled to Company-paid medical and health insurance for himself and his immediate family during his lifetime.

                                LEGAL PROCEEDINGS

        The Company has been named as a nominal defendant in a putative derivative lawsuit against certain of its directors and officers filed in March 1997 in the California Superior Court for the County of Orange (the "Superior Court"). The case is captioned Blackman v. James Jannard, Mike Parnell and Does 1 through 100, Case No. 777098 (filed March 27, 1997) (the "California Derivative Action").

        In the California Derivative Action, the plaintiff, purporting to sue on behalf of the Company, alleges claims for breach of fiduciary duty, constructive fraud, unjust enrichment and violations of the insider trading provisions of the California Corporations Code. The plaintiff's claims in the California Derivative Action are, among other things, based upon alleged material misstatements and omissions in certain of the Company's public statements and Securities and Exchange Commission filings regarding the Company, its operations and future prospects. After sustaining the defendants demurrer to the plaintiff's second amended complaint on February 4, 1998, the Superior Court entered a final order of dismissal of the California Derivative Action. On April 8, 1998, the plaintiff in the California Derivative Action filed a notice of appeal with the Superior Court. In March 1999, the parties to the California Derivative Action entered into a stipulation of settlement regarding derivative claims that is subject to approval by the California Court of Appeal, Fourth Appellate District (the "Court of Appeal"). Pursuant to the proposed settlement, a committee of independent members of Oakley's board of directors (the "Independent Committee"), comprised of non-employee directors Irene Miller and Orin Smith, investigated the allegations of insider trading asserted in the California Derivative Action against defendants James Jannard and Mike Parnell. The Independent Committee was assisted by counsel Norman Blears, Esq. of the law firm Heller, Ehrman, White & McAuliffe. The Independent Committee determined that the insider trading claims lacked merit and recommended to Oakley's board of directors that the action be dismissed and the claims against Messrs. Jannard and Parnell released in accordance with the terms of the proposed settlement. The Independent Committee also reported its findings and recommendations respecting the allegations of insider trading to plaintiff's counsel and a copy of its report was filed with the Court of Appeal.

        On June 24, 1999, the Court of Appeal approved the settlement and entered a final judgement dismissing with prejudice the California Derivative Action and approving the Company's release of claims against Messrs. Jannard and Parnell. The settlement is not expected to have a material adverse effect on the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company, as of February 29, 2000, with respect to shares of its Common Stock (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) held by each of the directors and nominees, (iii) held by each of the Named Executive Officers and (iv) held as a group by the directors and executive officers of the Company. Unless otherwise indicated, the address of each beneficial owner named below is c/o Oakley, Inc., One Icon, Foothill Ranch, California 92610.



                                                                                     PERCENTAGE OF
      NAME AND ADDRESS                                                SHARES OF       COMMON STOCK
      OF BENEFICIAL OWNER                                            COMMON STOCK     OUTSTANDING
      -------------------                                            ------------    -------------
      Directors and Executive Officers
      Jim Jannard.................................................   42,394,600           60.7%
      Link Newcomb................................................      554,347(1)          *
      Colin Baden.................................................       46,244(2)          *
      Thomas George...............................................       54,724(3)          *
      Jon Krause..................................................       57,220(4)          *
      Mike Parnell................................................    3,946,583(5)         5.6%
      Irene Miller................................................       23,607(6)          *
      Orin Smith..................................................       12,761(7)          *
      Michael Jordan..............................................      273,835(8)          *
      William Schmidt.............................................            0(9)          *
         Directors and executive officers as a group (15 persons).   47,547,665(10)       67.2%
      5% or Greater Holders:
      M. and M. Parnell Revocable Trust...........................    3,840,000(5)         5.5%

-----------

(1) Includes 546,039 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(2) Includes 44,244 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(3) Includes 51,500 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(4) Includes 54,220 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(5)     All of the shares beneficially owned by Mr. Parnell are held through the
        M. and M. Parnell Revocable Trust, other than 106,583 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000 which are held by Mr. Parnell in his individual capacity.

(6) Includes 19,261 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(7) Includes 9,561 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(8) Includes 126,013 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.

(9) Mr. Schmidt resigned as Chief Executive Officer of the Company effective October 6, 1999. All of Mr. Schmidt's stock options expired 90 days after the date of his resignation.

(10) Includes 1,134,204 shares issuable pursuant to stock options exercisable within 60 days of February 29, 2000.


  *     Less than one percent.

          PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

        The firm of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 1999, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in such capacity for the fiscal year ending December 31, 2000, subject to ratification by the shareholders. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as independent auditors for the Company in the previous year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

VOTE

        The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000.


                                  OTHER MATTERS

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

        Based solely on the Company's review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1999, all reports required by Section 16(a) applicable to its directors, officers and ten percent shareholders were filed with the Securities and Exchange Commission on a timely basis, subject to the following exception: a Form 4 was not timely filed on behalf of Mr. Jannard for the month of December 1999.

 SHAREHOLDERS' PROPOSALS. In accordance with the Company's Bylaws, proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2001 must be received by the Company, marked to the attention of the Secretary, no later than December 20, 2000. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

        Shareholder proposals submitted to he Company for consideration at the Company's Annual Meeting of Shareholders to be held in 2001 outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder's proposal in the Company's proxy materials) will be considered untimely if received by the Company after March 16, 2001. Accordingly, the proxy with respect to the Company's 2001 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after March 16, 2001.


THE BOARD OF DIRECTORS


Foothill Ranch, California

--------------------------------------------------------------------------------

PROXY                             OAKLEY, INC.                             PROXY
                                  COMMON STOCK
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   THE UNDERSIGNED HEREBY APPOINT(S) JIM JANNARD AND LINK NEWCOMB AS PROXIES WITH FULL POWER OF SUBSTITUTION, HEREBY AUTHORIZE(S) EACH OF THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL SHARES OF COMMON STOCK OF OAKLEY INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MARCH 31, 2000 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2000, AT 10:00 A.M., LOCAL TIME, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AT THE OAKLEY, INC. HEADQUARTERS AT ONE ICON, FOOTHILL RANCH, CALIFORNIA 92610 AND HEREBY REVOKE(S) ANY PROXIES HERETOFORE GIVEN.

BY SIGNING AND DATING THE REVERSE SIDE OF THIS CARD, THE UNDERSIGNED AUTHORIZE(S) THE PROXIES TO VOTE EACH PROPOSAL, AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENVELOPE PROVIDED.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT THE ABOVE MEETING OR ANY ADJOURNED OR POSTPONED SESSION THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED WILL INDICATE AFFIRMATIVELY THERE AT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                  OAKLEY, INC.

                                  JUNE 9, 2000



[Arrow Down]  Please Detach and Mail in the Envelope Provided   [Arrow Down]

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


                                             WITHHOLD AUTHORITY
                    FOR ALL NOMINEES         TO VOTE FOR ALL NOMINEES
                    LISTED TO THE RIGHT      LISTED TO THE RIGHT

    Election of         [   ]                    [   ]
    Directors

For, except vote withheld from the following nominee(s)



               THE BOARD OF DIRECTORS OF OAKLEY, INC. RECOMMENDS
       A VOTE FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2

                                                           FOR  AGAINST  ABSTAIN
NOMINEES: Jim Jannard    2. Ratification of the selection  [  ]  [  ]     [  ]
          Link Newcomb      of Deloitte & Touche LLP as
          Irene Miller      independent auditors for the
          Orin Smith        year ending December 31, 2000.
          Michael Jordan
                         3. In their discretion, the proxyholders are authorized
                            to vote on such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

                          IMPORTANT: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                          UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                          THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS AND A PROXY STATEMENT FOR THE ANNUAL MEETING PRIOR TO THE SIGNING OF THIS PROXY.




SIGNATURE________________________________________  DATE___________________, 2000
                                                       (Be sure to date proxy)

SIGNATURE IF HELD JOINTLY________________________  DATE___________________, 2000
PLEASE VOTE, SIGN AND RETURN THIS PROXY CARD AS        (Be sure to date proxy)
PROMPTLY AS POSSIBLE USING THE ENCLOSED ENVELOPE